EXHIBIT 99.1

Ranger Energy Services, Inc. Announces Q2 2019 Results
HOUSTON, TX--(July 25, 2019) - Ranger Energy Services, Inc. (NYSE: RNGR) (“Ranger” or the “Company”) announced today its results for its fiscal quarter ended June 30, 2019.

–	Sequential operational improvements in High-Spec Rigs, Other Services (ex. Wireline) and Processing Solutions

–	Customer high-grading impacts Wireline Q2 results

–	Continued capital discipline and line-of-sight cash flow creating strategic options

Consolidated Q2 2019 Financial Highlights
Revenues decreased 5% to $84.3 million, from $88.3 million in Q1. Decline driven by Wireline's decision to reposition select assets to more strategically aligned, blue-chip clients.
Net income decreased 50% or $1.8 million to $1.8 million from $3.6 million in Q1. Net income impacted by lower revenue offset by lower costs of services and general and administrative expenses.
Adjusted EBITDA1 decreased 8% to $13.0 million, from $14.2 million in Q1. The Adjusted EBITDA decrease resulted from a revenue decrease offset by a decrease in cost of services and general and administrative expenses.
CEO Comments
“While our Q2 consolidated results did not meet our internal expectations, I am highly optimistic about the direction of our business. Operationally, EBITDA was sequentially up in all of our individual business lines with the exception of our wireline business where we made the decision to reposition a core set of assets. While this decision created a temporary disruption to our historically full utilization level, we are already realizing tangible operational and financial benefits from the move.
Our High Specification Rigs business experienced increases in both pricing and utilization. Here, we continue to focus on high-grading our customer pool and deploying additional higher margin completion and higher impact 24 hour work.
Our Permian wireline completions business averaged 11 working units during the quarter, down from 13 in Q1.  As mentioned, this decline was the result of the proactive decision to high-grade our customer base. We have redeployed these units on a dedicated basis with two notable blue-chip customers. Our remaining smaller service lines within our Completion and Other Services segment all experienced sequential revenue and EBITDA growth.

[1]
“Adjusted EBITDA” is not presented in accordance with generally accepted accounting principles in the United States (“GAAP”). Please see “Ranger Energy Services, Inc. Supplemental Non-GAAP Financial Measures (Unaudited)” at the end of this press release for a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to the most directly comparable GAAP financial measure.

Our Processing Solutions business results saw an increase in EBITDA as installation revenue returned to historic run-rates along with incremental gas cooler and Mechanical Refrigeration Unit (“MRU”) deployments.
Last quarter, we announced a new, multi-year Permian Basin contract with a global, integrated customer. We have spent much of the second quarter successfully piloting that relationship with an average of five effective rigs working during the quarter. We are continuing efforts to expand our market share with this client as well as pursuing additional long-term contractual relationships with similar type customers. As with last quarter’s announcement, we continue to reap the benefits of the significant work integrating systems and processes that allow us to service an increasingly high-graded customer base.
We continue to plan for minimal capital spend during the balance of 2019 with significant cash flow generation and targeted debt reductions. We added modest incremental growth capex during the quarter. However, these additions were largely related to smaller, new assets to be paired with our new integrated customer contracts.
On the strategic front, Ranger has positioned itself to participate in consolidation efforts. Our young purpose-build fleet, efficient operations, low leverage and strong cash flow places us in a unique position amongst our peers. Regardless of the outcome of a number of potential strategic options, we continue to believe our performance, market position and strategic direction will benefit our shareholders.”
Business Segment Financial Results
High Specification Rigs
High Specification Rigs segment revenue increased 4%, or $1.4 million, to $33.1 million in Q2 from $31.7 million in Q1 2019. The increase was driven by improved rig utilization, as measured by average monthly hours per rig, to 147 from 142. Total rig hours increased 3% to approximately 62,200 hours in Q2 from 60,100 in Q1. Average hourly rig rates increased 2%, or $8, to $530 from $522 in Q1.
Operating loss was reduced by $0.1 million to a loss of $0.4 million in Q2 from a loss of $0.5 million in Q1. Adjusted EBITDA increased 2%, or $0.1 million, to $4.4 million in Q2 from $4.3 million in Q1. The reduction of the operating loss and increase in Adjusted EBITDA was attributable to an increase in revenue, partially offset by an increase in cost of services.
Completion and Other Services
Completion and Other Services segment revenue decreased 10%, or $5.3 million, to $46.3 million in Q2 from $51.6 million in Q1 2019. The reduction in revenue for the quarter was the result of our Wireline's business decision to proactively end a customer relationship and reposition assets with a set of more strategically aligned customers. The decline was partially offset by increases in other, non-wireline services within the segment. Operating income decreased $2.5 million to $8.4 million in Q2 from $10.9 million in Q1. Adjusted EBITDA decreased 18%, or $2.4 million, to $11.3 million in Q2 from $13.7 million in Q1. The decrease in operating income and Adjusted EBITDA was driven by decreased Wireline revenue, which was partially offset by a decrease in cost of services.
Processing Solutions
Processing Solutions revenue saw a slight decrease of 2%, or $0.1 million, to $4.9 million in Q2 from $5.0 million in Q1 2019.

Operating income increased $0.2 million to $2.5 million in Q2 from $2.3 million in Q1. Adjusted EBITDA increased 7%, or $0.2 million, to $3.0 million in Q2 from $2.8 million in Q1. The increase in operating income and Adjusted EBITDA is attributable to a reduction to cost of services.
Liquidity
We ended the quarter with $15.7 million of liquidity, consisting of $14.0 million of capacity available on our revolving credit facility and $1.7 million of cash.
The Q2 cash ending balance of $1.7 million compares to $5.7 million at the end of Q1 2019. We had an outstanding draw on our revolving credit facility of $26.3 million, leaving $14.0 million of capacity on a quarter end borrowing base of $40.3 million.
Working Capital
Use of working capital has increased $11.5 million year to date. This increase was driven by two isolated receivable issues and a build in wireline inventory during the second quarter. Subsequent to quarter end, these issues have seen a partial reversal and we see continued movements towards full resolution.
Capital Expenditures
Total capital expenditures recorded during the quarter were $5.4 million. Completion and Other Services segment expended $1.1 million primarily for wireline ancillary equipment. High Specification Rigs segment incurred $0.4 million of capital expenditures on ancillary equipment and Processing Solutions segment incurred $2.4 million of capital expenditures for the completion of ten contracted gas coolers and continued progress on four previously committed MRU's and five Storage Tanks. Maintenance capital expense for the quarter was $1.1 million.
Additions of new leased vehicles amounted to $0.3 million across all segments.
Conference Call
The Company will host a conference call to discuss its Q2 2019 results on July 26, 2019 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time). To join the conference call from within the United States, participants may dial 1-833-255-2829. To join the conference call from outside of the United States, participants may dial 1-412-902-6710. When instructed, please ask the operator to join the Ranger Energy Services, Inc. call. Participants are encouraged to log in to the webcast or dial in to the conference call approximately ten minutes prior to the start time. To listen via live webcast, please visit the Investor Relations section of the Company’s website, http://www.rangerenergy.com.
An audio replay of the conference call will be available shortly after the conclusion of the call and will remain available for approximately seven days. It can be accessed by dialing 1-877-344-7529 within the United States or 1-412-317-0088 outside of the United States. The conference call replay access code is 10132702. The replay will also be available in the Investor Resources section of the Company’s website shortly after the conclusion of the call and will remain available for approximately seven days.
About Ranger Energy Services, Inc.
Ranger is an independent provider of well service rigs and associated services in the United States, with a focus on unconventional horizontal well completion and production operations. Ranger also provides Completion and Other Services, which provides services necessary to bring and maintain a well on production.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements represent Ranger’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ranger’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements.
Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ranger does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ranger to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in our filings with the Securities and Exchange Commission. The risk factors and other factors noted in Ranger’s filings with the SEC could cause its actual results to differ materially from those contained in any forward-looking statement.
Company Contact:
J. Brandon Blossman
Chief Financial Officer
(713) 935-8900
Brandon.Blossman@rangerenergy.com

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except share and per share amounts)

	Three Months Ended
	June 30, 2019	March 31, 2019
Revenues
High specification rigs	$33.1	$31.7
Completion and other services	46.3	51.6
Processing solutions	4.9	5.0
Total revenues	84.3	88.3

Operating expenses
Cost of services (exclusive of depreciation and amortization):
High specification rigs	28.7	27.4
Completion and other services	35.0	37.9
Processing solutions	1.9	2.2
Total cost of services	65.6	67.5
General and administrative	6.3	7.2
Depreciation and amortization	8.4	8.4
Total operating expenses	80.3	83.1

Operating income	4.0	5.2

Other expenses
Interest expense, net	1.9	(1.3)
Total other expenses	1.9	(1.3)

Income before income tax expense	2.1	3.9
Tax expense	0.3	0.3
Net income	1.8	3.6
Less: Net income attributable to non-controlling interests	0.8	1.6
Net income attributable to Ranger Energy Services, Inc.	$1.0	$2.0

Earnings per common share
Basic	$0.12	$0.24
Diluted	$0.11	$0.21
Weighted average common shares outstanding
Basic	8,514,495	8,448,719
Diluted	9,491,684	9,730,710

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except share and per share amounts)

	June 30, 2019	December 31, 2018
Assets
Cash and cash equivalents	$1.7	$2.6
Accounts receivable, net	54.0	45.4
Contract assets	6.0	3.1
Inventory	7.7	4.9
Prepaid expenses	3.7	5.1
Total current assets	73.1	61.1

Property and equipment, net	227.7	229.8
Intangible assets, net	9.7	10.0
Operating lease right-of-use assets	6.7	—
Other assets	0.7	1.6
Total assets	$317.9	$302.5

Liabilities and Stockholders' Equity
Accounts payable	$15.0	$17.2
Accrued expenses	19.8	18.5
Finance lease obligations, current portion	4.8	4.4
Long-term debt, current portion	15.8	15.8
Other current liabilities	2.5	3.0
Total current liabilities	57.9	58.9

Operating lease right-of-use obligations	4.6	—
Finance lease obligations	4.8	6.6
Long-term debt, net	47.8	44.7
Other long-term liabilities	0.7	0.3
Total liabilities	115.8	110.5

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.01 per share; 50,000,000 shares authorized; no shares issued or outstanding as of June 30, 2019 and December 31, 2018	—	—
Class A Common Stock, $0.01 par value, 100,000,000 shares authorized; 8,717,026 and 8,448,527 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	0.1	0.1
Class B Common Stock, $0.01 par value, 100,000,000 shares authorized; 6,866,154 shares issued and outstanding as of June 30, 2019 and December 31, 2018	0.1	0.1
Accumulated deficit	(6.9)	(9.9)
Additional paid-in capital	119.9	111.6
Total stockholders' equity	113.2	101.9
Non-controlling interest	88.9	90.1
Total stockholders' equity	202.1	192.0
Total liabilities and stockholders' equity	$317.9	$302.5

RANGER ENERGY SERVICES, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(in millions)

Six Months Ended
June 30, 2019
Cash Flows from Operating Activities
Net income	$5.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16.8
Equity based compensation	1.5
Gain on sale of property, plant and equipment	(0.3)
Other costs, net	0.3
Changes in operating assets and liabilities, net of effect of acquisitions
Accounts receivable	(8.6)
Contract assets	(2.9)
Inventory	(2.8)
Prepaid expenses	1.4
Other assets	0.9
Accounts payable	(0.6)
Accrued expenses	2.0
Other long-term liabilities	1.1
Net cash provided by operating activities	14.2

Cash Flows from Investing Activities
Purchase of property, plant and equipment	(16.0)
Proceeds from sale of property, plant and equipment	0.5
Net cash used in investing activities	(15.5)

Cash Flows from Financing Activities
Borrowings under line of credit facility	25.1
Principal payments on line of credit facility	(17.3)
Principal payments on Encina Master Financing Agreement	(4.8)
Principal payments on financing lease obligations	(2.2)
Shares withheld on equity transactions	(0.4)
Net cash provided by financing activities	0.4

Decrease in Cash and Cash equivalents	(0.9)
Cash and Cash Equivalents, Beginning of Period	2.6
Cash and Cash Equivalents, End of Period	$1.7

Supplemental Cash Flows Information
Interest paid	$2.3
Supplemental Disclosure of Non-cash Investing and Financing Activity
Non-cash capital expenditures	$(2.3)
Non-cash additions to fixed assets through financing leases	$(0.8)
Initial non-cash operating lease right-of-use assets	$(8.3)
Issuance of Class A Common Stock to related party	$3.0

RANGER ENERGY SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

Adjusted EBITDA is not a financial measure determined in accordance with GAAP. We define Adjusted EBITDA as net income (loss) before interest expense, net, income tax provision (benefit), depreciation and amortization, equity‑based compensation, acquisition‑related and severance costs, impairment of goodwill, gain or loss on sale of assets and certain other items that we do not view as indicative of our ongoing performance.
We believe Adjusted EBITDA is a useful performance measure because it allows for an effective evaluation of our operating performance when compared to our peers, without regard to our financing methods or capital structure. We exclude the items listed above from net income or loss in arriving at Adjusted EBITDA because these amounts can vary substantially within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income or loss determined in accordance with GAAP. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are reflected in Adjusted EBITDA. Our presentation of Adjusted EBITDA should not be construed as an indication that our results will be unaffected by the items excluded from Adjusted EBITDA. Our computations of Adjusted EBITDA may not be identical to other similarly titled measures of other companies. The following table presents reconciliations of net income (loss) to Adjusted EBITDA, our most directly comparable financial measure calculated and presented in accordance with GAAP.
The following table is a reconciliation of net income to Adjusted EBITDA for the three months ended June 30, 2019 and March 31, 2019, in millions:

	Three Months Ended June 30, 2019
	High Specification Rigs	Completion and Other Services	Processing Solutions	Other	Total
	(in millions)
Net income (loss)	$(0.4)	$8.4	$2.5	$(8.7)	$1.8
Interest expense	—	—	—	1.7	1.7
Tax expense (benefit)	—	—	—	0.3	0.3
Depreciation and amortization	4.8	2.9	0.5	0.2	8.4
EBITDA	4.4	11.3	3.0	(6.5)	12.2
Equity based compensation	—	—	—	0.9	0.9
Gain on property, plant and equipment	—	—	—	(0.1)	(0.1)
Adjusted EBITDA	$4.4	$11.3	$3.0	$(5.7)	$13.0

	Three Months Ended March 31, 2019
	High Specification Rigs	Completion and Other Services	Processing Solutions	Other	Total
	(in millions)
Net income (loss)	$(0.5)	$10.9	$2.3	$(9.1)	$3.6
Interest expense	—	—	—	1.5	1.5
Tax expense (benefit)	—	—	—	0.3	0.3
Depreciation and amortization	4.8	2.8	0.5	0.3	8.4
EBITDA	4.3	13.7	2.8	(7.0)	13.8
Equity based compensation	—	—	—	0.6	0.6
Gain on property, plant and equipment	—	—	—	(0.2)	(0.2)
Adjusted EBITDA	$4.3	$13.7	$2.8	$(6.6)	$14.2